Exhibit 10.4

Lock-Up Agreement

February 4, 2026

Gold.com, Inc.

1550 Scenic Avenue

Costa Mesa, CA 92626

Attention: Carol Meltzer

Email: cmeltzer@gold.com

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the Securities Purchase Agreement (the “Purchase Agreement”), dated as of February 4, 2026 by and among Gold.com, Inc., a Delaware corporation (the “Company”) and the investor party thereto (the “Purchaser”), with respect to the issuance of shares of the Company’s common stock, $0.01 par value (the “Shares”) in a private placement transaction (the “Private Placement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

In recognition of the benefit that such Private Placement will confer upon you, the undersigned agrees that, during the period beginning on and including the date of this Lock-Up Agreement through and ending on the date that is ninety (90) days after the date of the Initial Closing (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Company, (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock (“Shares”), or any securities convertible into or exercisable or exchangeable for Shares or, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”); (2) enter into any swap, hedge, short sale (as defined in Rule 200 of Regulation SHO under the Exchange Act or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Company in connection with:

(a)
transactions relating to shares of Common Stock or other securities purchased in open market transactions after the completion of the Private Placement; provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such transactions (other than as otherwise permitted pursuant to the other provisions of this Lock-Up Agreement);

(b)
transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift; provided that (i) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period, unless such filing indicates in the footnotes thereto that such transfer was made in connection with a bona fide gift and the shares of Common Stock or securities convertible into Common Stock, as applicable, received pursuant to the bona fide gift are subject to a lock-up agreement with the Company, and (ii) each donee, distributee or transferee shall sign and deliver a lock-up letter substantially in the form of this letter agreement;
(c)
distributions of shares of Common Stock or any security convertible into Common Stock to partners, limited partners, members, managers, affiliates (within the meaning set forth in Rule 405 under the Securities Act of 1933, as amended, and including the subsidiaries of the undersigned), stockholders or holders of similar equity interests of the undersigned or to any investment fund or other entity that directly or indirectly controls or manages, is under common control with, or is controlled or managed by, the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds controlled or managed by such partnership) (including upon the liquidation or dissolution of the undersigned pursuant to a plan of liquidation approved by the undersigned’s equity holders) or in the case of a trust, to a grantor or beneficiary of the trust, and such transfer does not involve a disposition for value; provided that (i) each donee, distributee or transferee shall sign and deliver a lock-up letter substantially in the form of this letter agreement, and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period, unless such filing indicates in the footnotes thereto that such transfer is a distribution to limited partners, members, stockholders or holders of similar equity interests, that no shares of Common Stock or securities convertible into Common Stock, as applicable, were sold to the public by the reporting person and the shares of Common Stock or securities convertible into Common Stock, as applicable, distributed are subject to a lock-up agreement with the Company;
(d)
the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act (a “Rule 10b5-1 Trading Plan”) for the transfer of shares of Common Stock, provided that (x) such Rule 10b5-1 Trading Plan does not provide for the transfer of Common Stock during the Lock-Up Period, (y) no public announcement or filing under the Exchange Act shall be voluntarily made by or on behalf of the undersigned or the Company during the Lock-Up Period regarding the establishment of such plan, and (z) to the extent a public announcement or filing under the Exchange Act, if any, is required by or on behalf of the undersigned or the Company regarding the establishment of a Rule 10b5-1 Trading Plan during the Lock-Up Period, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such Rule 10b5-1 Trading Plan during the Lock-Up Period;
(e)
(i) the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of

Common Stock and approved by the Board of Directors involving a change of control and (ii) entry into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Common Stock or such other securities in connection with a transaction described in (i) above, provided, that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s Common Stock or any security convertible into or exercisable or exchangeable for Common Stock shall remain subject to the terms of this letter agreement; or
(f)
transfers pursuant to an order of a court or regulatory agency; provided that in the case of any transfer pursuant to (k), (i) unless prohibited by an order of a court or regulatory agency, the undersigned must request that each transferee sign and deliver a lock-up letter substantially in the form of this letter and (ii) any filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock required to be made during the Lock-Up Period shall state that such transfer is pursuant to an order of a court or regulatory agency.

The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

This Lock-Up Agreement may be executed in two counterparts, each of which shall be deemed an original but both of which shall be considered one and the same instrument. The undersigned hereby consents to receipt of this Lock-Up Agreement in electronic form and understands and agrees that this Lock-Up Agreement may be signed electronically. Execution and delivery of this lock-up agreement by electronic mail or other electronic transmission is legal, valid and binding for all purposes.

This letter agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

This Lock-Up Agreement and any dispute, controversy or claim (whether in contract, tort, equity or otherwise) arising out of or in connection with, or concerning the carrying into effect of, this Lock-Up Agreement, including any question regarding the existence, breach, termination or invalidity thereof, shall be referred to and finally resolved by arbitration under the London Court of International Arbitration Rules (the “LCIA Rules”), which LCIA Rules are deemed to be incorporated by reference into this Lock-Up Agreement. The Emergency Arbitrator provisions (as defined in the LCIA Rules) shall apply, and each party expressly retains the right to seek interim or injunctive relief. The number of arbitrators shall be three (the “Tribunal”). The parties agree that the claimant, on one hand, and the respondent, on the other hand, shall nominate one arbitrator for appointment by the London Court of International Arbitration (the “LCIA Court”) in accordance with the LCIA Rules. The third arbitrator, who shall act as the chairperson of the Tribunal, shall be nominated by agreement of the two party-nominated arbitrators, within thirty (30) calendar days of the confirmation of the appointment of the second arbitrator, or in default of such agreement, appointed by the LCIA Court. Where there is more than one claimant and/or more than one respondent, unless otherwise agreed, the parties hereby agree that they represent two separate sides for the purposes of the formation of the arbitral tribunal as claimant and respondent respectively. The seat, or legal place, of arbitration shall be London and the language to be used in the arbitral proceedings shall be English. Any arbitral award made pursuant to this Lock-Up Agreement shall be final and binding on the Parties thereto. The Parties agree that leave to appeal under Section 69 or an application for the determination of a preliminary point of law under Section 45 of the English Arbitration Act 1996 may not be sought with respect to any question of law arising out of or in connection with this arbitration or any award made pursuant to this arbitration.

This Lock-Up Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflicting provision or rule (whether of the State of Delaware, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Delaware to be applied. In furtherance of the foregoing, the internal laws of the State of Delaware will control the interpretation and construction of this Lock-Up Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

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Very truly yours,

Name:
(Print Name of Authorized Signatory)

Title:
(Print Title of Authorized Signatory)

Agreed to and Acknowledged:

By:
Name:
Title: